REELGOOD DATA PROVIDER AGREEMENT

This Reelgood Data Provider Agreement ("Agreement") is entered into as of February 15, 2019 (the "**Effective Date**") between MyFlickList, Inc., a Delaware corporation, with offices at 48 Sycamore St., Unit 4, San Francisco, California 94110 ("**Reelgood**") and Freecast, a Florida corporation, with offices at 5850 T.G. Lee Blvd, Suite #350 Orlando, FL 32822 ("**Company**") (each a "Party" and hereinafter collectively referred to as the "Parties").

1. **DEFINITIONS.**

1.1 "**Company Service**" means the website or pages where Company may display the Data (as identified on the Order Form.

1.2 "**Data**" means all available data maintained by Reelgood for each Guidebox ID, including, without limitation, at a minimum the following data for each Guidebox ID: (i) Source; (ii) Video Link URL Address; (iii) Program or Movie Full Title; (iv) Release Year, (v) Cast, (vi) Synopsis.

1.3 "**Documentation**" means Reelgood's standard documentation, in any medium, which is made available to Company, including any manuals, specifications, instructions, forms, and complete or partial copies of the foregoing.

1.4 "**Proprietary Information**" means information that is disclosed to one party by the other party under or in connection with this Agreement that is designated as confidential at the time of disclosure, or which the receiving party should reasonably understand to be confidential given the nature of the information and the circumstances of its disclosure. Proprietary Information for Reelgood, shall include the Reelgood Materials, and any product or pricing information, business practices, installation techniques, maintenance procedures, services and support, methods, strategies, plans, and any other information identified or reasonably identifiable as confidential and proprietary.

1.5 "**Guidebox API**" means the application programming interface provided by Reelgood in order to facilitate the transmission of Data to Company.

1.6 "**Guidebox ID**" means a specific, proprietary ID created by Reelgood and correlated to an episode of a program, a movie, or other content available to stream online which is tracked by the Guidebox Service.

1.7 "**Reelgood Materials**" means: (i) the Guidebox Service; (ii) the Guidebox API; (ii) the Data; (iii) any other materials provided by Reelgood under this Agreement; and (iv) all upgrades, revisions, fixes, updates or enhancements to any of the foregoing provided by or on behalf of Reelgood to Company.

1.8 "**Guidebox Service**" means the Guidebox service for discovering a list of television programs, movies are available for video streaming through a list of available Guidebox Sources that are provided by Reelgood and all upgrades, revisions, fixes, updates, new versions, replacements or enhancements to the foregoing which are made generally available without additional charge by Reelgood.

1.9 "**Source**" means any sources that Reelgood makes available to any of its clients through the Guidebox API. Current sources are listed on the homepage of http://www.guidebox.com/ under the tab "All Video

Sources."

1.10 **"User"** means a visitor or end user of the Company Service that may be more fully described in an Order Form.

2. LICENSE GRANT

2.1 **License.** Subject to the terms of an order form executed by the parties that references this Agreement (an **"Order Form"**), Reelgood grants to the Company a non-exclusive, non-transferable, non-sublicensable, limited license to (a) use the Guidebox API to access the Guidebox Service and (b) access, disseminate, and display the Data solely to Users of the Company Service and (c) access and use the Documentation. The foregoing license grant shall be subject to the additional terms and conditions stated in each applicable Order Form and limited to use and/or distribution via the authorized "Company Service" identified on the Order Form. In the event of any conflict between the terms of this Agreement and the terms of any Order Form, the terms of the Order Form shall prevail with respect to that Order Form only.

2.2 **Protections.** Company shall maintain adequate security precautions, consistent with the then current industry standards, including among other things, the use of a secure server and protective firewalls and passwords/user IDs, to prevent all unauthorized access to or distribution of the Reelgood Services by or through the internet, the Company Service, or any other means or channels. Except as expressly permitted in an Order Form, Company shall not: (a) use the Reelgood Services as part of Company's intranet or other internal network; or (b) create archival or derivative works based on the Reelgood Services or any portion thereof or (c) modify, reverse engineer, disassemble, decompile, database or store the Reelgood Services or any software contained therein. In addition Company shall make only as many copies of the Data as necessary to provide the Company Service; (b) maintain a log of the number and location of all originals and copies of the Data; (c) include Reelgood's copyright, trade mark and proprietary notices on any complete or partial copies of the Data in the same form and location as the notice on any original work.

2.3 **Restrictions.** Except as expressly permitted in an Order Form, Company shall not: (A) market, display or otherwise provide the Reelgood Service directly or indirectly: (i) via any means other than the Company Service as described in the applicable Order Form including any other service or Internet site; (ii) to any third-party information retrieval networks selling or licensing information to third parties; (iii) to any distributor or redistributor; or (iv) to any person, firm or entity other than a User; or (B) authorize any third party to link, bookmark or point from a third-party service to the Reelgood Services or a portion thereof (C) use the Data in connection with or to promote any products, services or materials that constitute, promote or are used primarily for the purpose of dealing in: spyware, adware, or other malicious programs or code, counterfeit goods, items subject to U.S. embargo, unsolicited mass distribution of email ("spam"), multi-level marketing proposals hate materials, hacking/surveillance/interception/descrambling equipment, libelous, defamatory, obscene, pornographic, abusive or otherwise offensive content, prostitution, body parts and bodily fluids, stolen products and items used for theft, fireworks, explosives, and hazardous materials, government IDs, police items, gambling. copyright infringement (e.g., torrents, file sharing).

3. TERM

3.1 **Agreement Term.** This Agreement will commence on the Effective Date and remain effective until all Order Forms have expired or have been terminated or this Agreement itself terminates. Termination of this Agreement will automatically terminate all Order Forms (including subscriptions). The Subscription Term of each Order Form shall be as stated on such Order Form. Subscriptions commence on the date that we make the Services

available to Customer and continue for the Subscription Term (as stated on the applicable Order Form).

3.2 **Auto-Renewal.** Unless otherwise set forth in an Order Form, all Order Forms will automatically renew for additional periods equal to one (1) year or a term equal to the Subscription Period (as stated on the applicable Order Form) whichever is shorter. Either party may choose not to renew an Order Form by giving the other party notice of non-renewal at least thirty (30) days before the end of the then-current Subscription Term.

3.3 **Termination for Cause.** Either party may terminate this Agreement upon written notice to the other party if the other party materially breaches this Agreement and such breach is not cured within thirty (30) days after the non-breaching party provides written notice of such breach. If the Agreement terminates due to an uncured breach by Reelgood, then Reelgood will refund any pre-paid and unused fees.

3.4 **Effect of Termination.** Upon any termination for cause by Reelgood, Company will pay any unpaid fees covering the remainder of the then-current Subscription Period after the effective date of termination. In no event will any termination relieve Company of the obligation to pay any fees payable to us for the period prior to the effective date of termination. Except as otherwise set forth herein, upon any termination of this Agreement, all rights and licenses granted hereunder shall immediately terminate and Company will no longer have the right to access or use the Reelgood Materials (including the Data) or distribute the same to any User or third party. Following termination or expiration of Company's subscription, Company shall promptly destroy all Reelgood Materials (including Data) that is in Company's possession.

3.5 **Survival.** Sections 1, 3, 5-10 and any rights to payment that have already accrued will survive any termination or expiration of this Agreement.

4. PAYMENT.

4.1 **Fees.** Company shall be paid the amounts set forth on the Order Form. Unless expressly specified otherwise in the Order Form, all fees and charges on the invoice will be due and payable within thirty (30) days after Company's receipt of such invoice, unless disputed in good faith.

4.2 **Late Payment.** Amounts unpaid after the due date will bear interest from the due date at a rate of one and one-half percent (1½%) per month or the maximum amount allowed by law. If Company's account is overdue, Reelgood will notify Company in writing and Company shall have ten (10) business days to cure; in the event Company does not cure, Reelgood may suspend access to the Reelgood Materials without liability to Company until such undisputed amounts are paid in full.

4.3 **Taxes.** The fees and other amounts listed in the Order Form do not include any sales, use, property, excise, value added, gross receipts, or other taxes, or any import or export duties. This section does not apply to taxes based on Reelgood's net income or employer contributions.

5. OWNERSHIP RIGHTS

5.1 **Ownership.** As between the parties, all proprietary rights in the Reelgood Service are and shall remain the sole and exclusive property of Reelgood and the Sources. Company acknowledges that Reelgood is not the owner of any of the Data.

5.2 **Attribution.** Company shall, at no cost to Reelgood, display/include certain notices and attributions for the Content all as described on the Order Form.

5.3 Non-Compliance by User. Company shall immediately cease providing the Data to any User upon written notice from Reelgood that the User, as applicable, has engaged in the unlawful redistribution of the Data or has or is suspected of having infringed on Reelgood's or a Source's proprietary rights.

5.4 No Exclusivity. Reelgood is entitled to license the use and/or distribution or access to the Reelgood Materials independently of this Agreement in any manner Reelgood desires, and Reelgood shall not be restricted from entering into any arrangement with any third party, including competitors of Company, in connection therewith.

6. WARRANTIES

6.1 Data. Reelgood uses unsupervised and automatic processes to collect Data from third parties outside of its control. It is therefore impossible for Reelgood to know whether the Data is accurate. The Parties acknowledge and agree that Reelgood is not responsible for correcting errors or inaccuracies arising from Sources.

6.2 WARRANTY DISCLAIMER. EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE LAW AND AS SET FORTH IN THIS AGREEMENT, REELGOOD MAKES NO WARRANTIES OR REPRESENTATIONS OF ANY KIND REGARDING: (A) THE UP-TO-DATENESS, ACCURACY, TIMELINESS OR COMPLETENESS OF ANY INFORMATION CONTAINED WITHIN OR AVAILABLE THROUGH THE USE OF THE REELGOOD MATERIALS (INCLUDING BUT NOT LIMITED TO THE CONTENT); (B) THE RESULTS OBTAINED BY COMPANY OR ANY THIRD PARTY FROM THE USE OF THE REELGOOD MATERIALS; AND (C) ANY INFORMATION OR CONTENT PROVIDED BY THIRD PARTIES AND ACCESSIBLE ON OR THROUGH THE USE OF THE MATERIALS. EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE LAW AND AS SET FORTH IN THIS AGREEMENT, REELGOOD: (A) DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES AND CONDITIONS, INCLUDING WITHOUT LIMITATION ANY WARRANTIES AS TO NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; AND (B) DOES NOT WARRANT THAT THE REELGOOD MATERIALS OR ANY CONTENT THEREIN WILL BE UNINTERRUPTED OR ERROR FREE.

7. CONFIDENTIALITY. Each Party (the "Receiving Party") acknowledges that, in connection with this Agreement and its relationship with the other Party, it may obtain information relating to the other Party or its affiliates, or their suppliers customers or partners ("Disclosing Party") related to Disclosing Party's or their business or financial or technical information which is of a confidential and proprietary nature ("Confidential Information"). Such Confidential Information includes, but is not limited to, trade secrets, know-how, inventions, techniques, processes, programs, schematics, software source documents, data, customer lists, financial information, and sales and marketing plans, and any other information which the Receiving Party knows or has reason to know is confidential, proprietary or trade secret information of the Disclosing Party, its affiliates and their suppliers, customers and partners. The Receiving Party shall not use any the other party's Confidential Information for any purpose other than performing under the terms of this Agreement and shall not disclose any such Confidential Information to any third party. The Receiving Party further agrees to promptly destroy or return to the Disclosing Party all Confidential Information (including copies thereof) in Receiving Party's possession, custody, or control upon expiration or termination of this Agreement or upon request of the Disclosing Party. The obligations of confidentiality shall not apply to information which (i) has entered the public domain except where such entry is the result of Receiving Party's breach of this Agreement or other applicable confidentiality agreement; (ii) prior to disclosure hereunder was already rightfully in Receiving Party's possession under no obligation of confidentiality; or (iii) subsequent to disclosure hereunder is obtained by the Receiving Party on a non-confidential basis from a third party who has the right to disclose such information to the Receiving Party.

Notwithstanding termination or expiration of the Agreement, the obligations of the each party concerning confidentiality shall terminate five (5) years following the later of receipt of the Confidential Information or termination of Agreement.

8. **LIMITATION OF LIABILITY.** REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE, AND EXCEPT FOR BODILY INJURY, IN NO EVENT WILL REELGOOD OR ITS SOURCES, BE LIABLE TO COMPANY OR TO ANY THIRD PARTY UNDER ANY TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY LOST PROFITS, LOST OR CORRUPTED DATA, COMPUTER FAILURE OR MALFUNCTION, INTERRUPTION OF BUSINESS, OR OTHER SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF THE USE OR INABILITY TO USE THE REELGOOD MATERIALS (INCLUDING THE CONTENT). IN NO EVENT SHALL REELGOOD'S LIABILITY EXCEED THE AMOUNT OF FEES ACTUALLY PAID BY COMPANY TO REELGOOD IN THE TWELVE MONTHS PRECEDING THE CLAIM, EVEN IF REELGOOD HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES AND WHETHER OR NOT SUCH LOSS OR DAMAGES ARE FORESEEABLE. NOTHING IN THIS SECTION SHALL BE TAKEN AS EXCLUDING ANY LIABILITY OF A PARTY WHICH CANNOT BE EXCLUDED UNDER APPLICABLE LAW.

9. **INDEPENDENT CONTRACTING ENTITIES.** Company and Reelgood are independent contracting entities and have no power or authority to bind the other or to create any obligation or responsibility on behalf of the other. Under no circumstances shall any employee, agent or contractor of one Party be deemed to be the employee of the other for any purpose. Nothing herein shall be construed as implying a joint venture, agency, employer-employee or partnership relationship between the Parties hereto.

10. **GENERAL**

10.1 **Notices.** Any notice sent to Reelgood under this Agreement must be sent by electronic mail to legal@reelgood.com. Any notice sent to Customer under this agreement must be sent by electronic mail to the email address for the Customer Contact as set out in the Order Form. The addresses of the Parties may be revised, from time to time, in which event the changing party shall so notify the other in writing. All notices shall be deemed duly given on the next business day after being sent by electronic means.

10.2 **Audit.** Reelgood (or its authorized representative) shall have the right from time to time (but no more than once per year), upon reasonable notice to the Company, and signature of standard confidentiality obligations, to conduct an operational audit to verify the Company's compliance with this Agreement and any Order Form. In relation to any such audit, the Company shall ensure that Reelgood (and/or its authorized representative) have such access, assistance, co-operation and information as Reelgood (and/or its authorized representative) may reasonably require.

13.3 **No Waiver.** No waiver of rights under this Agreement or any Order Form hereunder by either Party shall constitute a subsequent waiver of this or any other right under this Agreement or any Order Form.

13.4 **Export.** Company shall comply with all export laws and restrictions and regulations of the Department of Commerce, the United States Department of Treasury Office of Foreign Assets Control ("OFAC"), or other United States or foreign agency or authority, and Company shall not export, or allow the export or re-export of the Reelgood Materials in violation of any such restrictions, laws or regulations. By downloading or using the Reelgood Materials, Company agrees to the foregoing and represents and warrants that it is not located in, under the control of, or a national or resident of any restricted country.

13.5 Assignment. Company shall not assign or transfer this Agreement, including any Order Form without the prior written consent of Reelgood and any attempted assignment or transfer shall be null and void. In addition to and notwithstanding the foregoing, if the ownership of Company at any time shall pass out of the majority control of its then-current owners by sale of stock or assets, merger or otherwise, Company shall give Reelgood not fewer than thirty (30) days' prior written notice to the effective date of any change of control. Reelgood shall have the right to terminate any or all affected Order Forms by providing written notice to Company within the later of thirty (30) days following (a) receipt of such notice of change of control; or (b) the date such change of control occurs. If Reelgood elects to not exercise the foregoing termination right, any successor-in-interest to the Order Form as a result of the change of control shall assume all rights and obligations of the Company and shall be responsible for adhering to the terms thereof. This Agreement and any Order Form shall bind and inure to the benefit of the successors and permitted assigns of the Parties.

13.6 Compliance with Law. Each party shall perform its obligations under this Agreement, including any Order Form, in compliance with all applicable laws and regulations, now or hereinafter in effect. Nothing in this Agreement including any Order Form shall be construed to mean that either party is required to take any action contrary to, or prohibited by, or otherwise in violation of any applicable laws or regulations.

13.7 Severability. In the event that any of the terms of this Agreement or any Order Form hereunder or any identifiable part of a term or the performance of any obligation by either Party thereunder becomes or is declared to be illegal by any court of competent jurisdiction or other governmental body, such term(s) (or where applicable, the identifiable part of the term) shall be null and void and shall be deemed deleted from this Agreement or the Order Form. All remaining terms of this Agreement or the Order Form (and where applicable, the remainder of a term other than the identifiable part of the term declared to be illegal) shall remain in full force and effect.

13.8 Force Majeure. Neither Party shall be liable for any delay or failure in performance due to acts of God, earthquake, flood, riots, fire, epidemics, war or terrorism where such occurrence renders it unable to perform ("Force Majeure Event"). Each Party shall immediately notify the other Party of the occurrence of a Force Majeure Event and shall use all reasonable efforts to recommence performance as soon as possible. The obligations and rights of the excused Party shall be extended on a day-to-day basis for the time period equal to the period of the Force Majeure Event.

13.9 Governing Law. This Agreement will be governed by the laws of the State of California and the United States of America without regard to conflict of law principles. The Parties hereby consent to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California for resolution of any disputes arising out of this Agreement. The prevailing Party in any legal action to enforce or interpret this Agreement shall be entitled to recover reasonable attorney's fees and costs.

13.10 Entire Agreement. This Agreement and any Order Form expressly incorporated herein, are the complete agreement between the Parties hereto concerning the subject matter of this Agreement and replace any prior or contemporaneous oral or written communications (including invoices) between the Parties. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein.

13.11 Electronic Signature and Counterparts. This Agreement may be executed electronically, as well as in two or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument regardless of whether the signatures appear on the same page.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereto have caused this Agreement to be duly executed:

FREECAST INC **[insert Company name]**	**MyFlickList, Inc.**
Signature:	Signature:
Date: 3/7/19	Date: 3/15/19
Name: WILLIAM MOBLEY	Name: David Sanderson
Title: PRESIDENT	Title: CEO

REELGOOD ORDER FORM

Company Information

Company Name	FREECAST INC		
Street address	6901 TPC DRIVE #200	Phone	407 374 1666
City	ORLANDO		
State	FLORIDA	Zip	32822

Billing Contact and Address

Full name	CLARA BEVINGTON		
Street address		Email	ACCOUNTING@FREECAST.COM
City	SAME	Phone	
State		Zip	

Reelgood Service

Guidebox Service	Company may use the Guidebox API to execute periodic queries to locate Data. Company shall not permit Users to run queries of the Reelgood Service or use the Guidebox API.
Data	All available data maintained by Reelgood for each Guidebox ID, including, at a minimum, the following for each Guidebox ID: (i) Source; (ii) Video Link URL Address; (iii) Program or Movie Full Title; (iv) Release Year, (v) Cast, (vi) Synopsis.
Company Service	Freecast's SmartGuide
Restrictions	Company shall limit the number and/or frequency of API requests to no more than 1 million monthly calls on the Reelgood Service.
Attribution	N/A

Subscription Term

Start Date	February 1, 2019 (handwritten: 5, initialed)
Subscription Term	1 year
Renewal Term	1 year

Payment Terms

Fees	$5,000/month
Payment terms	Company shall be invoiced monthly and chrages due within thirty (30) days
Payment method	Stripe

(initials) PER EMAIL WITH HEATHER HALEY DATED MARCH 6, 2019

Acceptance of Terms

This Order Form is entered into as of the Start Date specified above in the Order Form and is entered into subject to the Content License Agreement attached hereto (collectively the "Agreement") by and between MyFlickList, Inc. and the Company listed above. The Agreement contains, among other things, warranty disclaimers, liability limitations and use limitations. Each party's acceptance of this Agreement was and is expressly conditional upon the other's acceptance of the terms contained in the Agreement to the exclusion of all other terms. Each of the signatories below hereby represents and warrants that they have all necessary right, title and interest to bind the applicable entity on whose behalf they are signing.

MyFlickList, Inc.	**FreeCast**
[signature]	[signature]
Signature	Signature
David Sanderson	William Mobley
Name	Name
CEO	President
Title	Title